                                                                   EXHIBIT 23.03



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 23, 1997 (except for Note 5 as to which the date is June 27, 1997 and Note 14 as to which the date is January 16, 1998), with respect to the consolidated financial statements of Station Casinos, Inc. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 and to all references to our Firm included in this Registration Statement.



                                            ARTHUR ANDERSEN LLP


Las Vegas, Nevada


February 10, 1998